THE COEUR D'ALENES COMPANY
	PO Box 2610
	Spokane, Washington
	99220-2610

	Notice of Annual Meeting of Shareholders to be held February 14, 2000

TO THE SHAREHOLDERS OF THE COEUR D'ALENES COMPANY

The Annual Meeting of the Shareholders of The Coeur d'Alenes Company, an Idaho corporation ("Cd'A" or the "Company"), will be held on Friday, February 14, 2000, at 1:30 p.m. Pacific Standard Time at the offices of the Company, 3900
E. Broadway, Spokane WA, (the "Annual Meeting"), for the following purposes:


1. To elect five directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected or appointed.

2. To consider and vote upon a proposal to approve the appointment of BDO Seidman as independent certified public accountants of the Company for fiscal 2000.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.


The close of business on December 31, 1999, has been designated as the record date for the determination of Shareholders entitled to notice and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors
Spokane, Washington
January 10, 2000
Arlene Coulson
		Secretary

	YOUR VOTE IS IMPORTANT

The Board of Directors has nominated five persons for election as directors, all of whom currently act as directors of the Company. If a quorum is present at the Annual Meeting, a plurality of the shares present is necessary for the election of directors and a majority of the shares present is necessary for the approval of the appointment of independent public accountants. We consider the vote of each Shareholder important, whatever the number of shares held. Please sign, date and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company. The cost of solicitation will be borne by the Company.

The Board of Directors solicits the execution and prompt return of the accompanying proxy.


	THE COEUR D'ALENES COMPANY
	PO Box 2610
	Spokane, Washington
	99220-2610

	PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form to be used at the Annual Meeting of Shareholders on February 14, 2000. It was mailed to shareholders on or about January 15, 2000. Properly executed and dated proxies received will be voted in accordance with instructions thereon.
If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the election of the nominees for directors designated below, for the approval of the appointment of BDO Seidman as the independent certified public accountants of The
Coeur d'Alenes Company ("Cd'A" or the "Company") and, as to any other business that comes before the meeting, in the manner deemed in the best interests of the Company by the persons named in the proxy.

Shareholders may vote in person or by proxy. A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting of Shareholders and voting in person. Attendance at the Annual Meeting of Shareholders will not in and of itself constitute the revocation of a proxy.

As of the record date, December 31, 1999, the Company had outstanding and entitled to vote 5,344,233 shares of Common Stock, each of which is entitled to one vote on each matter to be voted on at the meeting. The Articles of Incorporation of the Company state that shareholders are not entitled to exercise cumulative voting rights for the election of directors.

Proposal No. 1	ELECTION OF DIRECTORS

The Board of Directors of the Company will be comprised of five members. The names, ages, business experience during the past five years and positions of the nominees for directors are set forth below. All directors serve until the next annual meeting of the Company's shareholders and until their successors are elected and qualified or until their earlier resignation, removal or death. Officers are appointed annually by the Board of Directors at the organizational meeting of the directors following the annual meeting of shareholders. There are no arrangements or understandings between any nominee and any other nominee pursuant to which the nominee is listed below.




NOMINEES FOR DIRECTORS

	NAME					                AGE	   POSITION       TERM
                                                SERVED

Jimmie T.G. Coulson   	   66   	Director, 	     Jan. 1976
6302 S. Corkery Ext. Rd.		      President,	     Jan. 1982
Spokane WA 99223		              CEO       	     Jan. 1982

Marilyn A. Schroeder     	48   	Director,  	    Dec. 1991
N. 15406 Lloyd Lane		           Treasurer, 	    Jan. 1982
Mead WA 99021		                 CFO        	    Jan. 1982
                              		Vice-President 	May  1998

Wendell J. Satre	         81	   Director       	Mar. 1989
39 West 33rd
Spokane WA 99203

Robert P. Shanewise, M.D.	78   	Director        Mar. 1989
921 West Comstock Ct.
Spokane WA 99203

Lawrence A. Stanley	      71   	Director       	Feb. 1997
311 West 32nd Avenue
Spokane WA  99203

Mr. Coulson has been a director of Cd'A since January 1976 and President and Chief Executive Officer of Cd'A since January 1982. Mr. Coulson also is a Director of Inland Northwest Bank, a Washington state-chartered commercial bank. He is a member of the Steel Service Center Institute Planning and Policy committee and a past Director of Spokane Area Economic Development.

Mr. Satre has been a Director of Cd'A since March 1989. He is a retired Chairman and CEO of Washington Water Power (currently Avista, Corp.). He also is a Director and Chairman of Output Technology Corporation, and a Director of Key Tronic Corporation where he served as acting President from August 1991 to March 1992.

Ms. Schroeder has been Treasurer and Chief Financial Officer of Cd'A since January 1982 and has been a Director of Cd'A since December 1991. She also is a member of the Board of Directors of Associated Industries of the Inland Northwest and a member of the Steel Service Center Institute Management Information Committee.

Dr. Shanewise has been a Director of Cd'A since March 1989. Dr. Shanewise has been an orthopedic surgeon for Orthopedic Associates, Inc., from 1955 to present. He also was a Director of Conjecture from 1979 to February 1993 and President of Conjecture from 1987 to the merger date of February 2, 1993.
Dr. Shanewise is the owner of Moran Vista Assisted Living Facility.

Lawrence A. Stanley is currently CEO of Empire Bolt and Screw, Inc.; a Director of Avista, Corp.; and Output Technology Corporation, a manufacturer of high speed printers for industry. He is past Chairman of the Association of Washington Businesses and the Spokane Area Chamber of Commerce.


The directors recommend a vote in favor of the nomination of these directors.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers of the Company

The following information is provided about the Company's present executive officers.

NAME	                 AGE	      POSITION & TERM SERVED
                   	2/12/99

Jimmie T.G. Coulson	   66	      Director since January 1976

                               	President and CEO since
				                             January 1982

Marilyn A. Schroeder   48      	Director since December 1991

	                               Treasurer and CFO since Jan. 1982.
                              		Vice-President since May 1998

Lawrence A. Coulson	   41	      General Manager of Stock Steel
                                 since Oct. 1986
                              		Vice President of Stock Steel
                                 since January 1990

Joel E. Simpson    	   42	      Vice President since August 1995
                              		General Manager Cd'A Ind Fab
                                 since Nov. 1993

COMPENSATION
Reference is made to the Form 10-KSB for the fiscal year ended September 1999,
Item 10, which is incorporated by reference herein.

	OTHER TRANSACTIONS

Compensation of Directors

Directors who are not officers of the Company are paid $400 for each regular meeting attended, $200 for each special meeting attended and $200 for all committee meetings not held in conjunction with a full Board Meeting.

Committees of the Board of Directors

The following is a list of standing committees and members of each:

		                                           NO.MEETINGS FYE
COMMITTEE		        MEMBERS     	             SEPTEMBER 1999

EXECUTIVE	 *	      Jimmie Coulson		          0
                 		Wendell J. Satre
                 		Robert P. Shanewise
                 		Lawrence A. Stanley

AUDIT	     *      	Lawrence A. Stanley     		1
                 		Robert P. Shanewise
                 		Wendell J. Satre

COMPENSATION	*	    Robert P. Shanewise     		1
                 		Lawrence A. Stanley
                 		Wendell J. Satre

NOMINATING	  *    	Wendell J. Satre	        	1
                 		Lawrence A. Stanley
                 		Jimmie T. G. Coulson
                 		Robert P. Shanewise

*  Committee Chairperson

The duties of the Committee are as follows:

Executive Committee. The Executive Committee shall have the full authority of the Board of Directors to take action upon such matters as may be referred to the Committee by the Board of Directors.

Audit Committee. The Audit Committee meets with the independent public accountants at least annually to review financial data and address issues relevant to the operation of the Company.

Compensation Committee. The Compensation Committee receives and considers recommendations from the chief executive officer for salaries and other forms of compensation for the executive officers and makes recommendations to the Board of Directors on these matters.

Nominating Committee. The responsibilities of the Nominating Committee include recommending persons to act as directors, preparing for and recommending replacements for any vacancies in director positions during the year, and initial review of policy issues regarding the size and composition of the Board of Directors.



There were four regularly scheduled Board meetings during the fiscal year ended September 25, 1999. All directors were in attendance at all meetings, including Committee meetings.

Filing Requirements

With respect to the Company's most recent fiscal year, the records of the Company indicate that the directors and executive officers have filed all required Forms 3, 4 and 5 on a timely basis.



	SECURITY OWNERSHIP AND CERTAIN
	BENEFICIAL OWNERSHIP OF MANAGEMENT

Reference is made to the Form 10-KSB for the fiscal year ended September 25, 1999, Item 11, which is incorporated by reference herein.



	CERTAIN RELATIONSHIPS AND RELATED
	TRANSACTIONS

During October, 1993, the Company purchased the real estate occupied by the steel distribution business and sold convertible debentures in a private placement in order to raise the down payment. The offering was for $250,000 with $200,000 being used for the down payment. The debentures were due on October 31, 1998 but the initial term was extended for one year through October 30, 1999. The interest rate during the initial term was 9-1/4% but was reduced to 8-3/4% for the period of the extension. The debentures were secured by a second lien on the real estate. The debenture allowed the holder to convert in whole or in part after October 31, 1994. The initial conversion price was $.125 per share of Cd'A Common Stock. On November 1 in each of 1995, 1996 and 1997, the conversion price was increased by an amount equal to 20% of the initial conversion price. The conversion price during the one year period of the extension was $.28 per share. As of December 1997 $122,000 of the debentures have converted into 976,000 shares of Cd'A common stock. The remaining debentures were redeemed on October 31, 1999 The Company could, at its option, call any or all of the outstanding debentures for redemption.
Reference is made to the form 10-KSB for the fiscal year ended September 25, 1999, Item 2, which is incorporated by reference herein.



Proposal No. 2	SELECTION OF INDEPENDENT CERTIFIED
	PUBLIC ACCOUNTANTS

BDO Seidman has examined the financial statements of the Company starting with the fiscal year ended September 26, 1998 through fiscal year ended September 25, 1999.
The audit committee met on December 9, 1999 and nothing came to their attention that would suggest the three year commitment to BDO Seidman should not be maintained. It was therefore the committee's recommendation that the commitment continue for a third year. The directors recommend that their appointment for fiscal 1999, (the period ending September 30, 2000) be approved by the shareholders. If a majority of the shares present at the meeting fails to approve the appointment of BDO Seidman as independent certified public accounts, the Board of Directors will consider the selection of another accounting firm. A representative of BDO Seidman is not expected to be present at the annual meeting of shareholders. Therefore BDO Seidman will not have the opportunity to make a statement or respond to questions.

	SHAREHOLDERS' PROPOSALS FOR
	2001 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested and must be received by the Company at its headquarters in Spokane, Washington on or before September 1, 2000 to be eligible for inclusion in the Company's proxy statements and form of proxy card relating to that meeting.


	FORM 10-KSB FOR THE YEAR ENDED
	SEPTEMBER 25, 1999

A copy of the Annual Report on Form 10-KSB for the year ended September 25, 1999 which was filed with the Securities & Exchange Commission has been included with this proxy statement. Because of the expense associated with producing and mailing, the Exhibits have been omitted. Reference is made to the Form 10-KSB, Part IV, Item 13 (List of Exhibits) which is incorporated herein by reference. A copy of the exhibits as filed with the Securities and Exchange Commission, will be sent to shareholders upon request and upon payment of a reasonable charge. Requests should be made to:

	The Coeur d'Alenes Company
	Attn: Arlene Coulson
	PO Box 2610
	Spokane WA 99220-2610

Reference is made to the Form 10-KSB for the fiscal year ended September 1999,
Item 2 (Description of Property) Item 10 (Compensation of executive officers),
Item 11 (Security Ownership of Certain Beneficial Ownership and Management) and Item 13 (List of Exhibits) which is incorporated herein by reference.


	OTHER MATTERS TO COME BEFORE
	THE MEETING

No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matters.

	By order of the Board of Directors

	Arlene Coulson, Secretary

THE COEUR D'ALENES COMPANY
 PO BOX 2610
SPOKANE WA  99220-2610
     (509) 924-6924